Exhibit 77O

On March 7, 2006, Wanger U.S. Small Cap (Fund) purchased 28,000 shares of Weight Watchers (Securities) for a total purchase price of $1,414,000 from Banc of America Securities LLC pursuant to a public offering in which Credit Suisse Securities (USA) LLC acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund. The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's
Trustees:

o The issuer of the Securities has been in continuous operation for at least three years;
o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering;
o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;
o The Fund's adviser, Columbia Wanger Asset Management, L.P. believed that the gross underwriting spread or profit associated with the purchase of the Securities was reasonable and fair compared to the commissions, spreads and profits in connection with similar underwritings of similar securities being sold during a comparable period of time;
o The amount of Securities purchased did not exceed 25% of the amount of the offering.
Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities:
UBS, Citigroup, Goldman Sachs, JPMorgan, Merrill Lynch and Morgan Stanley.


On June 27, 2006, Wanger U.S. Small Cap (Fund) purchased 6,000 shares of J Crew Group (Securities) for a total purchase price of $120,000 from Banc of America Securities LLC pursuant to a public offering in which Goldman Sachs acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:
o The issuer of the Securities has been in continuous operation for at least three years;
o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering;
o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;
o The Fund's adviser, Columbia Wanger Asset Management, L.P. believed that the gross underwriting spread or profit associated with the purchase of the Securities was reasonable and fair compared to the commissions, spreads and profits in connection with similar underwritings of similar securities being sold during a comparable period of time;
o The amount of Securities purchased did not exceed 25% of the amount of the offering.
Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Bear Stearns, Citigroup, Credit Suisse, JP Morgan, Lehman Brothers and Wachovia.


On June 27, 2006, Wanger Select (Fund) purchased 800 shares of J Crew Group (Securities) for a total purchase price of $16,000 from Banc of America Securities LLC pursuant to a public offering in which Goldman Sachs acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:
o The issuer of the Securities has been in continuous operation for at least three years;
o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering;
o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;
o The Fund's adviser, Columbia Wanger Asset Management, L.P. believed that the gross underwriting spread or profit associated with the purchase of the Securities was reasonable and fair compared to the commissions, spreads and profits in connection with similar underwritings of similar securities being sold during a comparable period of time;
o The amount of Securities purchased did not exceed 25% of the amount of the offering.
Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Bear Stearns, Citigroup, Credit Suisse, JP Morgan, Lehman Brothers and Wachovia.

771857/D/3 8/15/2006 6:49 PM